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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                                                                     EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


                                                Collection Period:                             1-Feb-98             28-Feb-98
                                                Distribution Date:                            16-Mar-98

                                                                                                                Per $1,000 of
                                                                                                                   Original
Statement for Class A and Class B Certificateholders Pursuant                                                   Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                       Certificate Amount
                                                                                                              ------------------

(i)    Principal Distribution
           Class A Certificate Amount                                               $      7,253,802.21          $18.59919159
           Class B Certificate Amount                                               $        341,802.20          $18.59844379


(ii)   Interest Distribution
           Class A Certificate Amount                                               $        681,735.04           $1.74801025
           Class B Certificate Amount                                               $         32,904.74           $1.79044183

(iii)  Servicing Fee                                                                $        115,139.11           $0.28193813

(iv)   Class A Certificate Balance (after principal distributions)                  $    124,694,915.66
       Class A Pool Factor (after principal distributions)                                    0.3197254
       Class B Certificate Balance (after principal distributions)                  $      5,876,415.64
       Class B Pool Factor (after principal distributions)                                    0.3197527

(v)    Total Pool Balance (end of Collection Period)                                $    130,571,331.22

                                                                                       Current Period          Cumulative
                                                                                    --------------------   -------------------
(vi)   Defaulted Receivables
                                                                                    $        304,598.18      $  11,080,932.96
       Liquidation Proceeds                                                                   98,149.49          5,009,313.44
                                                                                    --------------------   -------------------
       Aggregate Net Losses
                                                                                    $        206,448.69      $   6,071,619.52
                                                                                    ====================   ===================

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                           $             -
           Interest Portion                                                            $             -

(viii) Class A Interest Carryover Shortfall                                            $             -
       Class B Interest Carryover Shortfall                                            $             -
       Class A Principal Carryover Shortfall                                           $             -
       Class B Principal Carryover Shortfall                                           $             -

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                   $   6,125,764.72

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                              $   6,125,764.72
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